Exhibit 4.8

NUMBER		SHARES
P-0	Incorporated under the laws of the State of Delaware

ASSURANT, INC.

20,000,000 Shares $1.00 Par Value Preferred Stock	See Reverse for Certain Definitions

THIS IS TO CERTIFY THAT SPECIMEN IS THE OWNER OF

Fully Paid

and Non-Assessable Shares of Preferred Stock of Assurant, Inc.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

DATED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT
TEN ENT	-	as tenants by the entireties	CUSTODIAN
JT TEN	-	as joint tenants with right of	(Cust) (Minor)
		survivorship and not as tenants in common	under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS (INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares represented by the
within Certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said
Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.